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                                                                    Exhibit 10.4

               THIRD AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT

         Third Amended and Restated Stockholders' Agreement, dated as of this 12th day of August, 1998 (the "Agreement"), among The Medicines Company, a Delaware corporation (the "Company"), the individuals and entities listed on
SCHEDULE I hereto (the "Old Investors") and the individuals and entities listed on Schedule 11 hereto (the "New Investors"). The Old Investors and the New Investors are collectively referred to herein as the "Investors".

                                 R E C I T A L S

         WHEREAS, pursuant to the terms of a Stock Purchase Agreement, dated as of August 12,1998, with the Company (the "Purchase Agreement"'), the New Investors have agreed to purchase, shares of Series III Convertible Preferred Stock, par value $1.00 par value per share, of the Company (the "Series III Preferred Stock"); and

         WHEREAS, in connection with the purchase and sale of shares of Series A Redeemable Preferred Stock, $1.00 par value per share (the "Series A Stock"), and shares of Common Stock, $0.001 par value per share (the "Common Stock"), of the Company pursuant to Stock Purchase Agreements dated as of September 5, 1996, June 4, 1997 and December 17, 1997 (the "Old Purchase Agreements"), the Company previously entered into Second Amended and Restated Stockholders' Agreement dated December 17, 1997 (the "Second Amended and Restated Stockholders' Agreement") with the Old Investors; and

         WHEREAS, the Company has previously exchanged the shares of Series A Stock and Common Stock sold pursuant to the Old Purchase Agreements for shares of Series I Convertible Preferred Stock, $1.00 par value per share (the "Series I Preferred Stock") and Series 11 Convertible Preferred Stock, $1.00 par value per share (the "Series 11 Preferred Stock" and, collectively with the Series I Preferred Stock and Series III Preferred Stock, the "Preferred Stock"); and

         WHEREAS, the Company and the Old Investors believe if -to be in their mutual best interests to amend and restate the Second Amended and Restated Stockholders' Agreement; and

         WHEREAS, the Investors and the Company desire to promote their mutual interests by agreeing to certain matters relating to the operations of the Company and the disposition and voting of the Shares (as hereinafter defined);

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and in consideration of the foregoing and of the respective covenants and undertakings of the Company and the Investors, the parties hereto hereby agree to amend and restate the Second Amended and Restated Stockholders' Agreement as follows:

1.       COVENANTS OF THE PARTIES

         (a) LEGENDS. The certificates evidencing the Shares acquired by the Investors pursuant to the Old Purchase Agreements and the Purchase Agreement will bear a legend reflecting the restrictions on the transfer of such securities contained in this Agreement in substantially the following form:



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                  "The securities evidenced hereby are subject to the terms of that certain Third Amended and Restated Stockholders' Agreement, dated as of August - 12, 1998, by and among the Company and certain investors identified therein, as amended from time to time, including certain restrictions on transfer. A copy of this Agreement has been filed with the secretary of the Company and is available upon request."

         If any Shares shall cease to be subject to the provisions of this Agreement, the Company shall, upon the written request of the holder thereof, issue to such holder a new certificate evidencing such Shares without the legend required by Section 1(a) hereof endorsed thereon.

         (b) ADDITIONAL INVESTORS. The parties hereto acknowledge that certain employees of the Company may become stockholders of the Company after the date hereof. As a condition to the issuance of shares of Common Stock to such employees, the Company shall require such employees to execute an agreement containing restrictions substantially similar to those set forth in Sections 3(a), (b), (c), (d) and (e) hereof.

2.       BOARD OF DIRECTORS

         (a) ELECTION OF DIRECTORS.

              (i) As of the date hereof, the Board of Directors of the Company (the "Board") consists of Clive A. Meanwell, James E.Thomas, Nicholas J. Lowcock, T. Scott Johnson, Victor Bischoff, Jacques Rejeange, Dennis Gillings and Faizl Husain. From and after the date hereof, the Investors and the Company shall take all action within their respective power, including but not limited to, the voting of all Shares owned by them, required to cause the Board to consist of at least eight (8) members or such other number as the Board may from time to time establish, and at all times throughout the term of this Agreement to include (A) the Chief Executive Officer of the Company, (B) as long as Warburg, Pincus Ventures, L.P. ("Warburg") and its Permitted Transferees own at least seven and one-half percent (7.5%) of the Common Stock of the Company, calculated on an as converted basis, but less than twenty percent (20%,) of the Common Stock of the Company, calculated on an as converted basis, one representative designated by Warburg; as long as Warburg and its Permitted Transferees own at least twenty percent (20'%) of the Common Stock of the Company, calculated on an as converted basis, two representatives designated by Warburg (each, a "Warburg Director"), (C) as long as T. Scott Johnson, Ansbert Gadicke, Hanseatic and MPM Medicines L.P. (collectively, the -MPM Group") and their Permitted Transferees as a group own at least seven and one-half percent (7.5%) of the Common Stock of the Company, calculated on an as converted basis, one representative designated by MPM Medicines L.P. ("MPM") (an "MPM Director");
(D) as long as PharmaBio Development Inc. ("PharmaBio") and its Permitted Transferees own at least seven and one-half percent (7.5'%) of the Common Stock of the Company, calculated on an as converted basis, one representative designated by PharmaBio (a "PharmaBio Director"); (E) as long as Biotech Target, S.A. ("Biotech Target") and its Permitted Transferees own at least seven and one-half percent (7.5%) of the Common Stock of the Company, calculated on an as


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converted basis, one representative designated by Biotech Target; as long as
Biotech Target and its Permitted Transferees own at least twenty percent (20%.) of the Common Stock of the Company, calculated on an as converted basis, two representatives designated by Biotech Target (each, a "Biotech Target Director"); and (F) as long as Morgan Stanley Venture Partners 111, L.P., Morgan Stanley Venture Investors III, L.P. and The Morgan Stanley Venture Partners Entrepreneur Fund, L.P. (collectively, the "MSVP Investors") and their Permitted Transferees as a group own at least three and one-half percent (3.5%.) of the Common Stock of the Company, calculated on an as converted basis, one representative designated by the MSVP Investors (a "MSVP Director"). From and after the date hereof (until the death, disability, resignation or removal of such director in accordance with the terms hereof), James E. Thomas and Nicholas
J. Lowcock shall constitute the Warburg Directors.- T. Scott Johnson shall constitute the MPM Director; Dennis Gillings shall constitute the PharmaBlo Director; Victor Bischoff and Jacques Rejeange shall constitute the Biotech Target Directors; and Fazte Husain shall constitute the MSVP Director.

              (ii) From the date on which the Company completes an underwritten public offering for shares of Common Stock (the "Initial Public Offering") pursuant to a registration under the Securities Act, and for as long as any Investor and its Permitted Transferees own at least twenty percent (20%) of the Common Stock of the Company, calculated on an as converted basis, other than Biotech Target, whose rights to designate representatives to the Board shall terminate upon the completion of an Initial Public Offering, the Company will nominate and use its best efforts to have two individuals designated by such Investor elected to the Board. From the date on which the Company completes its Initial Public Offering and for as long as any Investor and its Permitted Transferees own at -least ten percent (10%.) of the Common Stock of the Company, calculated on an as converted basis, other than Biotech Target as provided above, the Company will nominate and use its best efforts to have one `individual designated by such Investor elected to the Board.

         (b) REPLACEMENT DIRECTORS. In the event that any Warburg Director, MPM Director, PharmaBlo Director, Biotech Target Director or MSVP Director (a "Withdrawing Director") designated in the manner set forth in Section 2(a) hereof is unable to serve, or once having commenced to serve, is removed or withdraws from the Board, such Withdrawing Director's replacement (the "Substitute Director") will be designated by Warburg, MPM, PharmaBio, Biotech Target or the MSVP Investors, as the case may be. Such Investor (or group of Investors) shall have the right at any time, by written notice to the other Investors, to request the removal of any director designated by such Investor and such Investor shall thereafter have the right to nominate a replacement for such director. The Investors and the Company agree to take all action within their respective power, including but not limited to, the voting of capital stock of the Company owned by them or the execution of a shareholder consent to cause the removal or election of any director designated by an Investor or group of Investors pursuant to Section 2(a) promptly following the request for removal or nomination, as the case may be, by such Investor or group of Investors pursuant to this Section 2(b).



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         (c) REMOVAL. Each Investor agrees that if, at any time, it is then entitled to vote for the removal of directors of the Company, it will not vote any of its Shares in favor of the removal of any director who shall have been nominated pursuant to Section 2(a) or 2(b), except for bad faith or willful misconduct, unless the Investor(s) entitled to nominate such director shall have consented to such removal in writing.

         (d) QUARTERLY MEETINGS. The Board of Directors of the Company will meet no less frequently than quarterly.

3.       TRANSFER OF STOCK

         (a) RESALE OF SECURITIES. No Investor shall Transfer any Shares other than in accordance with the provisions of this Section 3 and in compliance with applicable federal, state and foreign securities laws. Any Transfer or purported Transfer made in violation of this Section 3 shall be null and void and of no effect. Notwithstanding anything herein to the contrary, the rights of the Company and Investors under this Section 3 shall not apply to any pledge of Shares by an Investor which creates a mere security interest, provided that the pledgee agrees in writing to be bound by this Agreement as if it were an Investor.

         (b) AGREEMENT TO BE BOUND. No Transfer of Shares may be made to any Permitted Transferee unless (1) the certificates representing such Shares delivered to such Permitted Transferee shall bear the legend set forth in
Section 1, if required by such Section, and (1i) except as otherwise specifically permitted by the provisions of this Agreement, prior to such Transfer, such Permitted Transferee (if not already a party to this Agreement) shall have executed and delivered to the Company an instrument in form and substance satisfactory to the Company confirming that such transferee has agreed to be bound as an "Investor" by the terms of this Agreement; provided that the provisions of clause (ii) above shall not be applied to any Transfer following the termination of this Agreement pursuant to Section 5 (notwithstanding any survival of the provisions of Section 2(a)(ii)).

         (c) THE OFFER.

              (i) No Investor shall Transfer any of the Shares owned by him, her or it to any Person (other than the Company) that is not a Permitted Transferee of such Investor (a "Proposed Transferee") unless tile Investor desiring to make the Transfer (hereinafter referred to as the "Transferor") shall have first delivered a written notice (the "Offer") to the other Investors and the Company and complied with the provisions of Sections 3(d) and (e). The Offer shall set forth the number and class or series of Shares proposed to be Transferred to the Proposed Transferee (the "Subject Shares"), the total number and class or series of Shares owned by the Transferor, the terms and conditions (including price) of the proposed sale to such Proposed Transferee, the identity of such Proposed Transferee and any other material facts relating to the proposed sale to such Proposed Transferee. In the case of a proposed transaction in which the consideration consists in part or in whole of consideration other than cash, the Transferor shall furnish such information relating to such consideration as the Company and/or the Investors may reasonably request as being necessary for the Company and/or the Investors to evaluate such



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non-cash consideration, it being understood that such request shall not obligate such Transferor to deliver any in-formation to the Company and/or the Investors not provided to such Transferor by the Proposed Transferee.

         (d) RIGHT OF FIRST REFUSAL.

              (i) ACCEPTANCE OF OFFER. Within twenty (20) days after the receipt of an Offer, the Company may, at its option, elect to purchase all, but not less than all, of the Subject Shares in accordance with the provisions of this Agreement and for the price and upon the other terms and conditions set forth in such Offer. The Company shall exercise such option by giving notice thereof to the Transferor and to each Investor within such twenty (20) day period.

         In the event that the Company does not exercise its option to purchase all of the Subject Shares within such twenty (20) day period, it shall provide notice (the "Company Non-Exercise Notice") of such determination to the Investors and each Investor shall be entitled to purchase all, but not less than all, of such Investor's Pro Rata Portion of the Subject Shares in accordance with the provisions of this Agreement and for the price and upon the other terms and conditions set forth in such Offer. The Investors may exercise such option by giving notice thereof to the Transferor and to the Company, within twenty
(20) days after receipt of the Company Non-Exercise Notice from the Company, setting forth the number of Subject Shares it wishes to purchase. Alternatively, each Investor may within the same twenty (20) day period notify the Transferor and the Company of its desire to participate in the sale of the Subject Shares in accordance with the provisions of Section 3(e) and for the price and upon the other terms and conditions set forth in such Offer, and the number of Subject Shares it wishes to sell (such Investor being referred to as a "Selling Investor").

         If each Investor does not elect during such twenty (20) day period to purchase the number of Subject Shares permitted to be purchased by such Investor during such twenty (20) day period (and notwithstanding any election made by such Investor pursuant to the immediately preceding paragraph to be a Selling Investor), the Company shall, within five (5) days after the expiration of such twenty (20) day period, provide written notice to all Investors that elected to purchase Subject Shares during such twenty (20) day period, informing them that they have the right to increase the number of Subject Shares that they may elect to purchase on the same terms as the Subject Shares each such Investor has previously elected to purchase. Each such accepting Investor will then have a five-day period from the receipt of such notice from the Company in which to elect to purchase the number and type of the Subject Shares that Investors have not previously elected to purchase during the initial period, allocated among such accepting Investors on the basis of the relative number of Shares that each such Investor indicated that it wished to purchase during the initial period (which number of shares shall in no event exceed such Investor's Pro Rata Portion of the Subject Shares) by delivery of written notice of acceptance to the Seller prior to the expiration of such five-day period.

         In either event, the notice required to be given by the purchasing party (the "Purchaser") shall specify a date for the closing of the purchase which shall not be more than thirty (30) days



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after the date of the giving of such notice or as soon as practicable thereafter following receipt of all required regulatory approvals.

              (ii) PURCHASE PRICE. The purchase price per share for the Subject Shares shall be the price per share offered to be paid by the Proposed Transferee, which price shall be paid in cash or, if so provided la ` the offer of the Proposed Transferee, cash plus deferred payments of cash in the same proportions, and with the same terms of deferred payment as therein set forth.

              (iii) CONSIDERATION OTHER THAN CASH. If the Proposed Transferee has offered to purchase the Subject Shares for consideration other than cash or cash plus deferred payments of cash, the Purchaser shall pay the cash equivalent of such other consideration. If the Transferor and the Purchaser cannot agree on the amount of such cash equivalent within ten (10) days after the beginning of the twenty (20) day period referred to in the first sentence under Section 3(d)(1), any of such parties may, by three (3) days' written notice to the other, initiate appraisal proceedings under Section 3(d)(iii)] for determination of the cash equivalent. The Purchaser may give written notice to the Transferor revoking an election to purchase the Subject Shares within ten (10) days after determination of the appraised value, if it chooses not to purchase the Subject Shares.

              (iv) APPRAISAL PROCEDURE. If any party shall initiate an appraisal procedure to determine the amount of the cash equivalent of any consideration for Subject Shares under Section 3(d)(iii), then the Transferor, on the one hand, and the Purchaser, on the other hand, shall each promptly appoint as an appraiser an individual who shall be knowledgeable in the industry and mutually agreeable to the parties, or failing mutual agreement, a member of a nationally recognized investment banking firm. Each appraiser shall, within thirty (30) days of appointment, separately investigate the value of the consideration for the Subject Shares (without regard to the income tax consequences to the Transferor as a result of receiving cash rather than other consideration) as of the proposed transfer date and shall submit a notice of an appraisal of that value to each party. If the appraised values of such consideration (the "Earlier Appraisals") vary by less than ten percent (10%), the average of the two appraisals on a per share basis shall be controlling as the amount of the cash equivalent. If the appraised values vary by more than ten percent (10%), the appraisers, within ten (10) days of the submission of the last appraisal, shall appoint a third appraiser who shall be an individual knowledgeable in the industry and mutually agreeable to the parties, or failing mutual agreement, a member of a nationally recognized investment banking firm. The third appraiser shall, within thirty (30) days of his appointment, appraise the value of the consideration for the Subject Shares (without regard to the income tax consequences to the Transferor as a result of receiving cash rather than other consideration) as of the proposed transfer date and submit notice of his appraisal to each party. The value determined by the third appraiser shall be controlling as the amount of the cash equivalent unless the value is greater than the two Earlier Appraisals, in which case the higher of the two Earlier Appraisals will control, and unless that value is lower than the two Earlier Appraisals, in which case the lower of the two Earlier Appraisals will control. If any party falls to appoint an appraiser or if one of the two initial appraisers fails after appointment to submit his appraisal within the



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required period, the appraisal submitted by the remaining appraiser shall be controlling. The Transferor and the Purchaser shall each bear the cost of its respective appointed appraiser. The cost of the third appraisal shall be shared one-half by the Transferor and one-half by the Purchaser.

              (v) CLOSING OF PURCHASE. The closing of the purchase shall take place at the office of the Company or such other location as shall be mutually agreeable and the purchase price, to the extent comprised of cash, shall be paid at the closing, and cash equivalents and documents evidencing any deferred payments of cash permitted pursuant to Section 3(d)(1i) above shall be delivered at the closing. At the closing, the Transferor shall deliver to the Purchaser the certificates evidencing the Subject Shares to be conveyed, free and clear of all liens and encumbrances, duly endorsed and in negotiable form with all the requisite documentary stamps affixed there

         (e) CO-SALE RIGHT.

         (f) GENERAL. In the event that the Company and the Investors do not exercise their options to purchase all of the Subject Shares within the periods described in Section 3(d) (the "Option Period") and the Transferor desires to proceed with the direct or indirect sale of the Subject Shares (the "Take-Along Shares") to a Proposed Transferee, the Selling Investors shall have the right to sell to the Proposed Transferee, at the same price per share (calculated on an as-converted basis) and on the same terms and conditions as are proposed to be sold by the Transferor and set forth in the applicable Offer, up to a number of Shares (whether or not the same class or series as the Take-Along Shares) determined pursuant to Section 3(e)(ii). Any sale by a Selling Investor pursuant to this Section 3(e) shall not be subject to the provisions of Sections 3(c) or
(d).

              (i) AMOUNT TRANSFERRED BY SELLING INVESTOR. Each Selling Investor shall have the right to Transfer, pursuant to the Offer, a number of shares of Common Stock up to the product of (x) the total number of Subject Shares (calculated on an as-converted basis) offered to be Transferred by the Transferor or offered to be purchased by the Prospective Transferee as set forth in the applicable Offer and (y) the Pro Rata Portion of such Investor.

              (ii) AMOUNT TRANSFERRED BY TRANSFEROR. The Transferor shall use his best efforts to interest the Proposed Transferee in purchasing, in addition to the Take-Along Shares, the Shares the Selling Investors wish to sell. If the Proposed Transferee does not wish to purchase all of the Shares made available by the Transferor and the Selling Investors, then the Take-Along Shares that the Transferor is entitled to Transfer shall be reduced by the Shares to be transferred by the Selling Investors.

              (iii) SALE OF SHARES. If the Transferor wishes to Transfer any Shares to a Proposed Transferee at a price per Share which is less than from that set forth in the Offer, upon terms different from those previously offered to the Company and the Investors, or more than ninety (90) days after the expiration of the Option Period, then, as a condition precedent to such transaction, such Shares must first be offered to the Company and the Investors on the same



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terms and conditions as given the Proposed Transferee, and in accordance with the procedures and time periods set forth in Sections 3(c), (d) and (e). If Subject Shares are transferred to any Proposed Transferee who is not a party to this Agreement, the Subject Shares so transferred shall no longer be subject to any of the restrictions imposed by Sections 3(c), (d) and (e)-

         (g) SUBSCRIPTION RIGHT.

              (i) If at any time after the date hereof, the Company proposes to issue equity securities of any kind (the term "equity securities" shall include for these purposes any warrants, options or other rights to acquire equity securities and debt securities convertible into equity securities) of the Company (other than the issuance of securities (A) upon the conversion of outstanding shares of Preferred Stock in accordance with the charter of the Company, (B) to the public in a firm commitment underwriting pursuant to a registration statement filed under the Securities Act, (C) pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or other form of reorganization, (D) pursuant to an employee stock option plan, stock bonus plan, stock purchase plan or other management equity program approved by the Board or (E) in connection with equipment lease transactions approved by the Board), then, as to each Investor who then holds in excess of one percent (1%) of the then outstanding Common Stock of the Company, calculated on an as converted basis, the Company shall:

                    (1) give written notice setting forth in reasonable detail
(a) the designation and all of the terms and provisions of the securities proposed to be issued (the "Proposed Securities"), including, where applicable, the voting powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof and interest rate and maturity; (b) the cash price and other terms of the proposed sale of such securities; (c) the amount of such securities proposed to be issued; and (d) such other information as the Investors may reasonably request in order to evaluate the proposed issuance; and

                    (2) offer to issue to each such Investor such Investor's Pro Rata Portion of the Proposed Securities.

              (ii) Each SUCH Investor MUST EXERCISE hereunder within ten (10) DAYS after RECEIPT OF SUCH notice FROM THE COMPANY. If all of the proposed securities offered to such Investor are not fully subscribed by such Investor, the remaining Proposed Securities will be reoffered to any of the Investors purchasing their full allotment (pro rata among them on the basis of the relative number of Proposed Securities each such Investor has previously indicated that it wishes to purchase) upon the terms set forth in this Section 3(f), until all such Proposed Securities are fully subscribed for or until all such Investors have subscribed for all such Proposed Securities which they desire to purchase, except that such Investors must exercise their purchase rights within five (5) days after receipt of all such reoffers. To the extent that the Company offers two or more securities in units, the Investors must purchase such units as a whole and will not be given the opportunity to purchase only one of the securities making up such unit.



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              (iii)

              (iv) Upon the expiration of the offering periods described above, the Company will be free to sell such Proposed Securities that the Investors have not elected to purchase during the ninety (90) days following such expiration on terms and conditions no more favorable to the purchasers of such Proposed Securities than those offered to such Investors. Any Proposed Securities offered or sold by the Company after such ninety (90) day period must be reoffered to the Investors pursuant to this Section 3(c).

              (v) The closing of purchases of Proposed Securities by Investors exercising their preemptive rights under this Section 3(0 shall take place on the closing date of such issuance; PROVIDED that, in the event that the Holders have exercised their preemptive rights as to all of such Proposed Securities, the issuance of such Proposed Securities to the Investors shall be consummated within thirty (30) days following the expiration of the last order period described above. At such closing, the Company shall issue certificates representing the Proposed Securities to be purchased by each Investor exercising preemptive rights pursuant to this Section 3(f), free and clear of all liens and registered in the name of such Investor, against payment by such Investor of the purchase price for such Proposed Securities.

              (vi) The election by an Investor not to exercise its subscription rights under this Section 3(f) in any one instance shall not affect its right (other than in respect of a reduction in its percentage holdings) as to any subsequent proposed issuance,

4.       NOTICE TO STOCKHOLDERS

         In the event any Investors propose to take action by written consent pursuant to Section 228 of the Delaware General Corporation Law, the Company (or the Investor proposing the action) shall provide written notice to all Investors of the proposed action not less than 24 hours prior to the time at which such action is to be effective. Such written notice shall describe the material terms and conditions of the proposed action. If any material change in the facts set forth in such notice shall occur, the Company (or the Investor proposing the action) shall promptly give written notice to each Investor. The execution by any Investor of any written con-sent shall be deemed to be a waiver of the notice and information rights provided herein with respect to the matters covered by such written consent.

5.       TERMINATION The Agreement shall terminate upon the earlier of:

         (a) the closing of an Initial Public Offering, except for the provisions of Section 2(a)(10 which shall remain in full force and effect following the closing of the Initial Public Offering;

         (b) the date on which the parties to this Agreement who hold sixty-five percent (65%) of the shares of Common Stock, calculated on an as converted basis, then covered by this Agreement shall have agreed in writing to terminate this Agreement; or



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         (c) ten (10) years from the date of this Agreement;

provided that no such termination shall relieve any party to this Agreement of liability for a breach prior to termination of any of its covenants or agreements contained in this Agreement.

6.       COVENANTS

         (a) FINANCIAL AND BUSINESS INFORMATION.

              (i) The Company will deliver to each Investor:

                    (1) QUARTERLY STATEMENTS Within 45 days after the close of each of the first three fiscal quarters of each fiscal year of the Company, a consolidated balance sheet, statements of income, stockholders equity and cash flows of the Company and its subsidiaries, if any, as at the close of such quarter and covering operations for such quarter and the portion of the Company's fiscal year ending on the last day of such quarter, all in reasonable detail and prepared in accordance with GAAP, subject to normal year-end audit adjustments, setting forth in each case in comparative form the figures for the comparable period of the previous fiscal year.

                    (2) ANNUAL STATEMENTS as soon as practicable after the end of each fiscal year of the Company, and in any event within ninety (90) days thereafter, duplicate copies of :

                         (A) a consolidated balance sheet of the Company and its
subsidiaries, if any, at the end of such year; and

                         (B) consolidated statements of income, stockholders'
equity and cash flows of the Company and its subsidiaries, if any, for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by an opinion thereon of independent certified public accountants of recognized national standing selected by the Company, which opinion shall state that such financial statements fairly present the consolidated financial position of the Company and its subsidiaries, if any, and have been prepared in accordance with GAAP (except for changes in application In which such accountants concur) and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and accordingly included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances.

              (ii) The Company will deliver to each Investor for so long as such Investor owns at least two percent (2%) of the outstanding shares of Common Stock, calculated on as converted basis:

                    (1) MONTHLY STATEMENTS - as soon as practicable, and in any event within thirty (30) days after the close of each month of each fiscal year of the Company,



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(A) a statement of expenses accrued for such month, compared to the budget for such month, (B) (other than with respect to the last month in each fiscal year) a consolidated balance sheet as at the end of such month and consolidated statements of income for such month and (C) a narrative describing any material events that may have occurred during such month.

                    (2) AUDIT REPORTS - promptly upon receipt thereof, one copy of each other financial report, audit response letter and internal control letter submitted to the Company by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company.

                    (3) OTHER REPORTS - promptly upon their becoming available, one copy of each financial statement, report, notice or proxy statement sent by the Company to stockholders generally, of each financial statement, report, notice or proxy statement sent by the Company to the SEC or any successor agency, if applicable, of each regular or periodic report and any registration statement, prospectus or written communication (other than transmittal letters) in respect thereof filed by the Company with, or received by such Person in connection therewith from, any domestic or foreign securities exchange, the SEC or any successor agency or any foreign regulatory authority performing functions similar. to the SEC, of any press release issued by the Company, and of any material of any nature whatsoever prepared by the SEC or any successor agency thereto or any state blue sky or securities law commission which relates to or affects in any way the Company.

                    (4) REQUESTED INFORMATION - with reasonable promptness, the Company shall furnish to each of such Investors such other data and information as from time to time may be reasonably requested.

                    (5) ANNUAL BUDGETS - prior to the start of each fiscal year, consolidated capital and operating expense budgets, cash flow projections and income and loss projections for the Company and its subsidiaries `in respect of such fiscal year, all itemized in reasonable detail and prepared on a monthly basis, and, promptly after preparation, any revisions to any of the foregoing.

                    (6) LITIGATION - promptly after the commencement thereof, notice of aft actions, suits, claims, proceedings, investigations and inquiries of the type described in Section 2.07 of the Purchase Agreement, which, if determined adversely, could have a Material Adverse Effect (as defined in the Purchase Agreement).

         (b) INSPECTION. In addition to any rights of the Investor under applicable law, as long as an Investor owns at least two (2%) percent of the outstanding shares of Common Stock calculated on an as converted basis, the Company shall permit such Investor or its nominees, assignees, and representatives to visit and inspect any of the properties of the Company, to examine all its books of account, records, reports and other papers not contractually required of the Company to be confidential or secret, to make copies and extracts therefrom , and to discuss its affairs, finances and accounts with its officers, directors, key employees and independent public accountants or any of them (and by this provision the Company authorizes said accountants to discuss with such Investor, its nominees, assignees and representatives the finances and affairs of the Company), all at such reasonable times and as often as may be reasonably requested.

         (c) CONFIDENTIALITY. As to the portion of the information and other material furnished under or in connection with this Agreement (whether furnished before, on or after the date hereof, including without limitation information furnished pursuant to Section 6(a) and 6(b) hereof) as constitutes or contains confidential business, financial or other information of the Company or any subsidiary, each of the Investors covenants for itself and its directors, officers and partners that it will use due care to prevent its officers, directors, partners, employees, counsel, accountants and other representatives form disclosing such information to Persons other than their respective authorized employees, counsel, accountants, stockholders, partners, limited partners and other authorized representatives; provided, however, that each Investor may disclose or deliver any information or other material disclosed to or received by it (1) should such Investor be advised by its counsel that such disclosure or delivery is required by law, regulation or judicial or administrative order or (ii) to any Person to whom such Investor is contemplating a Transfer of its Shares, so long as (A) such Transfer would not be in violation of the provisions of this Agreement, and (B) such potential transferee is advised of the confidential nature of such information and agrees to be bound by a confidential agreement in form and substance satisfactory to the Company and consistent with the provisions hereof. In the event of any termination of this Agreement, each Investor shall return to the Company all confidential material previously furnished to such Investor or its officers, directors, partners, employees, counsel, accountants and other representatives, which is still held by such Investor; provided that such Investor may retain a copy of such material for archival purposes only if such material relates to its investment in the Company and not the business of the Company- For purposes of this Section 6(c), "due care" means at least the same level of care that such Investor would use to protect the confidentiality of its own sensitive or proprietary information, and this obligation shall survive termination of this Agreement.

         (d) CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE. The Company will continue to engage in business of the same general type as now conducted by it, and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business. The Company shall require all of its employees or consultants to enter into appropriate confidentiality agreements to protect confidential information relating to the Company and its business, including trade secrets.

         (e) COMPLIANCE WITH LAWS. The Company will comply in all material respects with all applicable laws, rules, regulations and orders except where the failure to comply would not have a material adverse effect on the business, properties, prospects, profits or condition (financial or otherwise) of the Company.

         (f) INSURANCE. The Company shall maintain with financially sound and reputable insurance companies insurance on the business and properties of the Company (including, without limitation, directors and officers liability insurance and, at least from and after the date of the first commercial sale of the first product by the Company, product liability coverage), in at least such amounts and against at least such risks as are usually insured against by companies engaged in similar businesses and as shall be reasonably acceptable to the Investors. The Company shall be the loss payee on all such insurance, unless otherwise determined by the Board of Directors.

         (g) KEEPING OF BOOKS. The Company will keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company in accordance with GAAP.

         (h) LOST, ETC. CERTIFICATES EVIDENCING SHARES OF COMMON STOCK OR PREFERRED STOCK; EXCHANGE. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any certificate evidencing any shares of Common Stock or Preferred Stock owned by one of the Investors, and (in the case of loss, theft or destruction) of an unsecured indemnity satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such certificate, if mutilated, the Company will make and deliver in lieu of such certificate a new certificate of like tenor and for the number of shares evidenced by such certificate which remain outstanding. Such Investor's agreement of indemnity shall constitute(~, indemnity satisfactory to the Company for purposes of this Section 6(h). Upon surrender of any certificate representing any shares of Common Stock or Preferred Stock for exchange at the office of the Company, the Company at its expense will cause to be issued in exchange therefor new certificates in such denomination or denominations as may be requested for the same aggregate number of shares of Common Stock or Preferred Stock, as the case may be, represented by the certificate so surrendered and registered at such holder may request. The Company will also pay the cost of all deliveries of certificates for such shares to the office of such Investor (including the cost of insurance against loss or theft in an amount satisfactory to the holders) upon any exchange provided in this Section 6(h).

         (i) REPORT DIVIDENDS AND DISTRIBUTIONS. If required by the Internal Revenue Code of 1986, as amended, the Company shall provide a copy of Internal Revenue Service Form 1099-DIV to each of the Investors on an annual basis.

7.       INTERPRETATION OF THIS AGREEMENT

         (a) TERMS DEFINED. As used in this Agreement, the following terms have the respective meaning set forth below:

         AFFILIATE: any person directly or indirectly controlling, controlled by or under common control with a specified Person.

         AMENDED REGISTRATION RIGHTS AGREEMENT: the Amended and Restated Registration Rights Agreement among the Company and certain of the Investors dated as of the date hereof.

         EXCHANGE ACT: the Securities Exchange Act of 1934, as amended.

         GAAP: United States generally accepted accounting principles, consistently applied.

         INITIAL PUBLIC OFFERING : as defined in Section 2(a)(10 herein.

         PERMITTED TRANSFEREE: with respect to any Person, means, if such person is not an individual, any Affiliate of such Person or, in the case of any individual, any members of such Investor's family, heirs, executors or legal representatives or trusts for the benefit of such Investor or such Investor's family or a partnership, corporation or limited liability company wholly owned by such Investor;

         PERSON: an individual, partnership, limited liability company, joint-stock company, corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof.

         PRO RATA PORTION: means, with respect to any Investor at any time, (i) the number of shares of Common Stock, calculated on an as-converted basis, that such Investor owns at such time, divided by (ii) the number of shares of Common Stock, calculated on an as-converted basis, owned by all Investors (other than in the case of Section 3(d), the shares owned by the Transferor, and in the case of Section 3(e), the Proposed Transferee (if such Proposed Transferee is an Investor) at such time.

         SECURITY, SECURITIES: as defined in Section 2(l) of the Securities Act.

         SECURITIES ACT: the Securities Act of 1933, as amended.

         SHARES: all shares of Common Stock, Series I Preferred Stock, Series 11 Preferred Stock and Series III Preferred Stock currently owned (either beneficially or of record) or subsequently acquired by any of the Investors, including any shares which an Investor does not own (either beneficially or of record) but as to which such Investor exercises voting control, and including without limitation, shares of Common Stock acquired upon conversion of shares of Preferred Stock.

         TRANSFER: (i) when used as a noun, any sale, assignment,, or other disposition or encumbrance (other than as contemplated by the Pledge Agreements between Warburg and certain of the Individual Investors, dated September 5,
1996) or any agreement to do any of the foregoing and (ii) when used as a verb, to sell assets or otherwise dispose of or agree to do any of the foregoing.

         (b) ACCOUNTING PRINCIPLES. Where the character or amount of any asset or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, this shall be done in accordance with GAAP at the time in effect, to the extent applicable.

         (c) DIRECTLY OR INDIRECTLY. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

         (d) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within such State.

         (e) SECTION HEADINGS. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.

8.       MISCELLANEOUS

         (a) NOTICES.

              (i) All communications under this Agreement shall be in writing and shall be delivered by hand or mailed by overnight courier or by registered mail or certified mail, postage prepaid:

                    (1) If to an Investor listed on SCHEDULE I hereto, at his, hers or its address set forth on SCHEDULE 1, or at such other address as may have been furnished to the Company in writing;

                    (2) If to an Investor listed on SCHEDULE 11 hereto, at his, hers or its address set forth on SCHEDULE 11, or at such other address as may have been furnished to the Company in writing; or

                    (3) if to the Company, at One Cambridge Center, Suite 407, Cambridge, Massachusetts 02142, marked for the attention of Clive Meanwell, or at such other address as the Company may have furnished in writing to the Investors, with a copy (which shall not constitute notice) to Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, marked for the attention of Steven
D. Singer, Esq.

              (ii) Any notice so addressed shall be deemed to be given: if delivered by hand, on the date of such delivery; if mailed by courier, on the first business day following the date of such mailing; and if mailed by registered or certified mail, on the third business day after the date of such mailing.

         (b) REPRODUCTION OF DOCUMENTS. This Agreement and all documents relating thereto, including, without limitation, (1) consents, waivers and modifications which may hereafter be executed, (11) documents received by each Investor pursuant hereto and (111) financial statements, certificates and other information previously or hereafter furnished to each Investor, may be reproduced by each Investor by a photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and each Investor may destroy any original document so reproduced. All parties hereto agree and stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by each Investor in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

         (c) SUCCESSORS AND ASSIGNS. This Agreement shaft inure to the benefit of and be binding upon the heirs, executors, administrators, successors and permitted assigns of each of the parties. Notwithstanding the foregoing, neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or any Investor, except
(1) as specifically provided pursuant to the terms hereof, and (11) in connection with a Transfer of securities of the Company pursuant to the terms hereof, in which case any Person acquiring Shares who is required by the terms of this Agreement to become a party hereto shall thenceforth be an "Investor". Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto, and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         (d) TERMINATION OF THE SECOND AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT. Upon the effectiveness of this Agreement, the Second Amended and Restated Stockholders' Agreement is terminated and shall be superseded by the provisions of this Agreement.

         (e) ENTIRE AGREEMENT; AMENDMENT AND WAIVER. This Agreement, the Purchase Agreement and the Amended Registration Rights Agreement constitute the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior understandings among such parties. This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of the parties to this Agreement who hold sixty-five percent (65%) of the shares of Common Stock, calculated on an as converted basis, then covered by this Agreement; provided that no amendment which would in any material respect uniquely adversely affect any particular Investor shall become effective without the prior consent of such Investor.

         (f) RECAPITALIZATION, ETC. In the event that any capital stock or other securities are issued in respect of, in exchange for, or in substitution of, any Shares by reason of any reason of any reorganization, recapitalization, reclassification, merger, consolidation, spin-off, partial or complete liquidation, stock dividend, spit-up, sale of assets, distribution to stockholders or combination of the Shares or any other change in capital structure of the Company, appropriate adjustments shall be made with respect to the relevant provisions of this Agreement so as to fairly and equitably preserve, as far as practicable, the original rights and obligations of the parties under this Agreement.

         (g) SEVERABILITY. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such Jurisdiction or the validity, legality or enforceability of this Agreement, including any such provision, in any other jurisdiction, it being Intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

     (h) NO INCONSISTENT AGREEMENT; CONFLICTING CHARTER OR BYLAW PROVISION. The Issuer will not hereafter enter into any agreement which is inconsistent with or grant rights superior to the rights granted to the Investors in this Agreement. Each Investor shall vote its Shares or execute written consents, as the case may be, and take all other actions necessary, to ensure that the Certificate of Incorporation, By-laws, and other constituent documents of the Company (i) facilitate and do not at any time conflict with any provision of this Agreement and (ii) permit each Investor to receive the benefits to which each such Investor is entitled under this Agreement. No Investor shall (i) enter into any agreement or arrangement of any kind with any Person with respect to its Shares inconsistent with the provisions of this Agreement or for the purpose or with the effect of denying or reducing the rights of any other Investor under this Agreement or (ii) act as a member of a group or in concert with any other Person in connection with the Transfer or voting of its Shares in any manner which is inconsistent with the provisions of this Agreement.

     (i) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

     (j) INJUNCTIVE RELIEF. The Company and each of the Investors hereby declare that it is impossible to measure in money the damages which wilt accrue to the parties hereto by reason of the failure of the Company or of any of the Investors to perform any of its obligations set forth in this Agreement. Therefore, the Company and the Investors shall have the right to specific performance of such obligations, and if any party hereto shall institute any action or proceeding to enforce the provisions hereof, each of the Company and the Investors hereby waives the claim or defense that the party instituting such action or proceeding has an adequate remedy at law.

         IN WITNESS WHEREOF, the parties hereto have executed this Third Amended and Restated Stockholders' Agreement as of the date first above written.

                                       THE MEDICINES COMPANY


                                       By: /s/ Peyton J. Marshall
                                          --------------------------------------
                                          Name: Peyton J. Marshall
                                          Title: Chief Financial Officer


                                       OLD INVESTORS:

                                       Holders of at least 75% of the
                                       Shares held by Old Investors


                                       By: /s/ Peyton J. Marshall
                                          --------------------------------------
                                          Under Power of Attorney
                                          of Holders attached hereto


                                       NEW INVESTORS:

                                       Counterpart signature pages attached
                                       hereto

                                   SCHEDULE I

Warburg, Pincus Ventures, L.P.
466 Lexington Avenue
New York, New York 10017

MPM Medicines L.P.
One Cambridge Center
Cambridge, Massachusetts 02142

Hanseatic Americas LDC
450 Park Avenue
Suite 2302

New York, New York 10022
PharmaBio Development Inc.
Post Office Box 13979
Research Triangle Park, North Carolina 27709-3979

Biotech Target
c/o Bellevue Asset Management AG
Grafenauweg 4 P. 0. Box CH-6301
Zug, Switzerland

Clive A. Meanwell
The Medicines Company
One Cambridge Center
Cambridge, Massachusetts 02142

Helmut Giersiefen
[The Medicines Company
One Cambridge Center
Cambridge, Massachusetts 021421

John Villiger
The Medicines Company Limited
150 Long Drive, St. Heliers
Auckland, New Zealand

Thomas Lategan
The Medicines Company
One Cambridge Center
Cambridge, Massachusetts 02142

Wendy Gordon
The Medicines Company
One Cambridge Center
Cambridge, Massachusetts 02142

Peyton Marshall
The Medicines Company
One Cambridge Center
Cambridge, Massachusetts 02142

Frederick Oleson
5 Partridge Lane
Concord, Massachusetts 07142

John Maraganore
49 Constellation Wharf
Charlestown, Massachusetts 02129

H & D Investments 97
60 State Street
Boston, Massachusetts 02109
Attention: Paul Brountas, Esq.

                                   SCHEDULE II

Name and Address of Purchaser
E. M. Warburg, Pincus Ventures, L. P.
466 Lexington Avenue
New York, NY 10017

Biotech Growth S.A.
Grafenauweg 4
CH-6301
Zug Switzerland

Hanseatic Americas LDC
450 Park Avenue, Suite 2302
New York, NY 10022

Clive Meanwell
The Medicines Company
One Cambridge Center
Cambridge, MA 02142

Peyton Marshall
The Medicines Company
One Cambridge Center
Cambridge, MA 02142

Jane J. Avinger
207 Avinger Lane
Davidson, NC 28036

H&D Investments 97
Hale and Dorr LLP
60 State Street.
Boston, MA 02109

David Ackert
100 Nyala Farm
Westport, CT 06880

Gary S. Roubin Revocable Trust utd
145 East 81st Street
Penthouse B
New York, NY 10028

Richard Davis
Tucker Anthony
One Beacon Street
Boston, MA 02108

Charles Schwab and Co., Inc.
FBO: Robert L. Avinger, Jr.
UTA Charles Schwab - 1251-7331
101 South Tyron Street
Charlotte, NC 28280

Bayview Investors, Ltd.
555 California Street, Suite 2600
San Francisco, CA 94104

Morgan Stanley Venture Partners L.P.
1221 Avenue of the Americas, 33rd Fl.
New York, NY 10020

Alta Partners
One Embarcadero Center, Suite 4050
San Francisco, CA 94111

Moore Global Investments, Ltd.
1251 Avenue of the Americas, 53rd Fl.
New York, NY 10020

Remington Investment Strategies, L.P.
1251 Avenue of the Americas, 53rd Fl.
New York, NY 10020

Credit Suisse Asset Management
AMPE 3 Utlibergstrasse 231
Postfach 800
Zurich, CH-8070
Switzerland

BancAmerica Robertson Stephens
590 Madison Avenue
New York, NY 10022

                             AMENDMENT NO. 2 TO THE
               THIRD AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT
               --------------------------------------------------


This Amendment No. 2 to the Third Amended and Restated Stockholders' Agreement dated as of this 19 day of October, 1999 (the "Agreement"), among The Medicines Company, a Delaware corporation (the "Company"), and the Investors (as hereinafter defined).

WHEREAS, the Company and the individuals and entities who were signatories thereto (the "Investors") are parties to the Third Amended and Restated Stockholders' Agreement dated as of August 12, 1998, as amended to date (the "Third Amended and Restated Stockholders' Agreement"); and

WHEREAS, the Company and certain of the Investors have entered into a Securities Purchase Agreement of even date herewith with respect to the sale of the Notes and the Warrants, each as defined therein (the "Securities Purchase Agreement"); and

WHEREAS, the Company and the Investors believe it to be in their mutual best interests to amend the Third Amended and Restated Stockholders' Agreement to exclude the Notes and the Warrants and the shares of capital stock issuable upon conversion or exercise thereof from the Investors' subscription rights set forth therein;

NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Amendment, the parties hereto agree as follows:

1. AMENDMENT TO SECTION 3(G). Section 3(g) of the Third Amended and Restated Stockholders' Agreement is hereby amended by inserting immediately following clause (E) of Section 3(g)(i) the following:

                  "(F) the Common Stock Purchase Warrants issuable under the Securities Purchase Agreement dated October 19, 1999 among the Company and the entities and individuals who are signatories thereto (the "Purchase Agreement") and the shares of Common Stock issuable upon exercise of such Warrants and (G) the 8% Convertible Notes issuable under the Purchase Agreement and the shares of capital stock issued or issuable upon the conversion of such Notes,"

2. RATIFICATION. In all other respects, the Third Amended and Restated Stockholders' Agreement is hereby ratified and confirmed.

3. COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

4. EFFECTIVE DATE. This Amendment shall become effective upon approval by the Company and the holders of at least 65% of the Common Stock, calculated on an as converted basis, then covered by the Third Amended and Restated Stockholders' Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 2 to the Third Amended and Restated Stockholders' Agreement as of the date first written above.

                                            The Medicines Company

                                    By: /s/ Peyton J. Marshall
                                        ---------------------------------------
                                        Name: Peyton J. Marshall
                                        Title: Chief Financial Officer


                                            Holders of at least 65% of the
                                            Common Stock, calculated on an as
                                            converted basis, then covered by the
                                            Third Amended and Restated
                                            Stockholders' Agreement

                                            By: /s/ Peyton J. Marshall
                                                -------------------------------
                                                Under Power of Attorney
                                                of Holders attached hereto

                             AMENDMENT NO. 3 TO THE
               THIRD AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT
               --------------------------------------------------


         This Amendment No. 3 to the Third Amended and Restated Stockholders' Agreement dated as of this 2nd day of March, 2000 (the "Amendment"), among The Medicines Company, a Delaware corporation (the "Company"), and the Investors (as hereinafter defined).

         WHEREAS, the Company and the individuals and entities who were signatories thereto (the "Investors") are parties to the Third Amended and Restated Stockholders' Agreement dated as of August 12, 1998, as amended to date (the "Third Amended and Restated Stockholders' Agreement"); and

         WHEREAS, the Company and certain of the Investors have entered into a Securities Purchase Agreement of even date herewith with respect to the sale of the Notes and the Warrants, each as defined therein (the "Securities Purchase Agreement"); and

         WHEREAS, the Company and the Investors believe it to be in their mutual best interests to amend the Third Amended and Restated Stockholders' Agreement to exclude the Notes and the Warrants and the shares of capital stock issuable upon conversion or exercise thereof from the Investors' subscription rights set forth therein;

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Amendment, the parties hereto agree as follows:

         1. AMENDMENT TO SECTION 3(G). Section 3(g) of the Third Amended and Restated Stockholders' Agreement is hereby amended by inserting immediately following clause (F) of Section 3(g)(i) the following:

                  "(G) the Common Stock Purchase Warrants issuable under the Securities Purchase Agreement dated March 2, 2000 among the Company and the entities and individuals who are signatories thereto (the "Purchase Agreement") and the shares of Common Stock issuable upon exercise of such Warrants and (H) the 8% Convertible Notes issuable under the Purchase Agreement and the shares of capital stock issued or issuable upon the conversion of such Notes,"

         2. RATIFICATION. In all other respects, the Third Amended and Restated Stockholders' Agreement is hereby ratified and confirmed.

         3. COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

         4. EFFECTIVE DATE. This Amendment shall become effective upon approval by the Company and the holders of at least 65% of the Common Stock, calculated on an as converted basis, then covered by the Third Amended and Restated Stockholders' Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 3 to the Third Amended and Restated Stockholders' Agreement as of the date first written above.

                                     The Medicines Company

                                     By: /s/ Peyton J. Marshall
                                        --------------------------------
                                        Name: Peyton J. Marshall
                                        Title: Chief Financial Officer


                                     Holders of at least 65% of the Common
                                     Stock, calculated on an as converted basis, then covered by the Third Amended and Restated Stockholders' Agreement

                                     By: /s/ Peyton J. Marshall
                                        ---------------------------------
                                         Under Power of Attorney
                                         of Holders attached hereto

                             AMENDMENT NO. 4 TO THE
               THIRD AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT
               --------------------------------------------------


         This Amendment No. 4 to the Third Amended and Restated Stockholders' Agreement dated as of this 17 day of May, 2000 (the "Amendment"), among The Medicines Company, a Delaware corporation (the "Company"), and the Investors (as hereinafter defined).

         WHEREAS, the Company and the individuals and entities who were signatories thereto (the "Investors") are parties to the Third Amended and Restated Stockholders' Agreement dated as of August 12, 1998, as amended to date (the "Third Amended and Restated Stockholders' Agreement"); and

         WHEREAS, the Company and certain of the Investors have entered into a Series IV Convertible Preferred Stock Purchase Agreement of even date herewith with respect to the sale of the Preferred Shares, each as defined therein (the "Purchase Agreement"); and

         WHEREAS, the Company and the Investors believe it to be in their mutual best interests to amend the Third Amended and Restated Stockholders' Agreement to exclude the Preferred Shares and the shares of capital stock issuable upon conversion thereof from the Investors' subscription rights set forth therein;

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Amendment, the parties hereto agree as follows:

         1. AMENDMENT TO SECTION 3(G). Section 3(g) of the Third Amended and Restated Stockholders' Agreement is hereby amended by inserting immediately following clause (G) of Section 3(g)(i) the following:

                  "upon the conversion of outstanding shares of Series IV Convertible Preferred Stock, $1.00 par value per share ("Series IV Preferred Stock"),"

         2. AMENDMENT TO SECTION 7. Section 7 of the Third Amended and Restated Stockholders' Agreement is hereby amended by deleting the definition of "Shares" contained therein and inserting in lieu thereof the following:

                  "SHARES: all shares of Common Stock, Series I Preferred Stock, Series II Preferred Stock, Series III Preferred Stock and Series IV Preferred Stock currently owned (either beneficially or of record) or subsequently acquired by any of the Investors, including any shares which an Investor does not own (either beneficially or of record) but as to which such Investor exercises voting control, and including without limitation, shares of Common Stock acquired upon conversion of shares of Preferred Stock or Series IV Preferred Stock."

         3. RATIFICATION. In all other respects, the Third Amended and Restated Stockholders' Agreement is hereby ratified and confirmed.

         4. COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

         5. EFFECTIVE DATE. This Amendment shall become effective upon approval by the Company and the holders of at least 65% of the Common Stock, calculated on an as converted basis, then covered by the Third Amended and Restated Stockholders' Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 4 to the Third Amended and Restated Stockholders' Agreement as of the date first written above.

                                     The Medicines Company

                                     By: /s/ Peyton J. Marshall
                                        ---------------------------------
                                         Name: Peyton J. Marshall
                                         Title: Chief Financial Officer


                                     Holders of at least 65% of the Common
                                     Stock, calculated on an as converted basis, then covered by the Third Amended and Restated Stockholders' Agreement

                                     By: /s/ Peyton J. Marshall
                                        ---------------------------------
                                         Under Power of Attorney
                                         of Holders attached hereto



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